Item 77C
Morgan Stanley Institutional Fund Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. In the case of certain proposals listed below
the quorum necessary in order to hold the meeting was not
obtained, and, therefore, the meeting was adjourned several
times, most recently until November 30, 2006, to permit
further solicitation of proxies.

(2) Modify fundamental policy regarding diversification:

Portfolio              For       Withhold   Abstain   BNV*
Limited Duration1      60,095,8  1,486,547  3,470,49  48,067,64
                       19                   4         1
Mid Cap Growth1        28,954,8  984,745    1,163,92  10,859,91
                       78                   2         9
U.S. Mid Cap Value2    1,701,61  14,882     22,207    587,051
                       4
U.S. Small Cap Value2  14,113,1  319,848    596,434   121,021
                       39

(3) Modify fundamental policy regarding borrowing money:

Portfolio              For       Withhold   Abstain   BNV*
International Fixed    6,604,81  528,990    226,384   34,279
Income2                6
Limited Duration1      59,449,1  2,023,110  3,580,58  48,067,64
                       67                   3         1
Mid Cap Growth1        28,368,3  1,481,322  1,253,92  10,859,91
                       04                   0         9
U.S. Mid Cap Value2    1,674,81  41,814     22,074    587,051
                       5
U.S. Small Cap Value2  13,957,9  447,741    623,700   121,021
                       80

(4) Modify fundamental policy regarding loans:

Portfolio              For       Withhold   Abstain   BNV*
International Fixed    6,588,94  527,773    243,477   34,279
Income2                0
Limited Duration1      59,496,8  1,934,807  3,621,21  48,067,64
                       40                   3         1
Mid Cap Growth1        28,400,7  1,443,985  1,258,81  10,859,91
                       45                   6         9
U.S. Mid Cap Value2    1,668,16  48,722     21,814    587,051
                       7
U.S. Small Cap Value2  13,957,3  450,022    622,076   121,021
                       23

(5) Modify fundamental policy regarding investment in
commodities, commodity contracts and futures contracts:

Portfolio              For       Withhold   Abstain   BNV*
International Fixed    6,613,52  516,155    230,513   34,279
Income2                2
Limited Duration1      59,714,7  1,913,234  3,424,87  48,067,64
                       55                   1         1
Mid Cap Growth1        28,664,3  1,181,101  1,258,06  10,859,91
                       79                   5         9
U.S. Mid Cap Value2    1,676,05  42,845     19,806    587,051
                       2
U.S. Small Cap Value2  14,000,4  416,168    312,789   121,021
                       64

(6) Modify fundamental policy regarding issuance of senior
securities:

Portfolio              For       Withhold   Abstain   BNV*
International Fixed    6,606,81  516,132    237,248   34,279
Income2                0
Limited Duration1      60,084,2  1,593,397  3,375,22  48,067,64
                       40                   4         1
Mid Cap Growth1        28,629,2  1,220,141  1,254,10  10,859,91
                       97                   7         9
U.S. Mid Cap Value2    1,670,07  44,091     24,539    587,051
                       3
U.S. Small Cap Value2  14,034,1  395,689    599,625   121,021
                       07

1 Meeting was held on October 30, 2006
2 Meeting was held on November 30, 2006

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.